Exhibit 10.1

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”), is effective as of                     , 2016 between MERIDIAN BIOSCIENCE, INC., an Ohio corporation (the “Company”), and                     (“Executive”).

WHEREAS, the Company considers it in the best interests of its shareholders to foster the continued employment of certain key management personnel including those employed directly by the Company and those employed by a subsidiary of the Company; and

WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of such key management personnel to the detriment of the Company and its shareholders; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of such key management personnel, including the Executive, to their assigned duties to the Company and/or its subsidiaries, as the case may be, without distraction in the face of the possibility of a Change in Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2016; provided, however, that effective January 1, 2017 and each January 1 thereafter, the Term that is then in effect shall automatically be extended for one additional year unless the Company has given no less than thirty (30) days written notice before the January 1 in question that the Term that is in effect at the time such notice is given will not be extended; and further provided, however, that if a Change in Control occurs during the Term, the Term shall expire no earlier than twenty-four (24) calendar months after the calendar month in which such Change in Control occurs. Notwithstanding the foregoing, this Agreement shall terminate if the Executive ceases to be an employee of the Company and its subsidiaries for any reason prior to a Change in Control. However, anything in this Agreement (including the preceding sentence) to the contrary notwithstanding, if a Change in Control occurs and if, within three months prior to the date on which such Change in Control occurs, the Executive’s employment with the Company is terminated by the Company without Cause or an event occurs that would, if it took place after the Change in Control, constitute Good Reason for termination of employment by the Executive, and if it is reasonably demonstrated by the Executive that such termination of employment by the Company or event constituting Good Reason for termination of employment by the Executive (a) was undertaken at the request of a third party who has taken steps reasonably calculated to effect the Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control, then for purposes of this Agreement such termination of employment by the Company without Cause or event constituting Good Reason shall be deemed to occur during the 24 month period following the Change in Control and, if the Executive terminates his employment for such Good Reason before the Change in Control, such termination of employment by the Executive shall likewise be deemed to occur during the 24 month period following the Change in Control.

3. Company’s Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 2, Section 6.3, or Section 9.1 hereof, no amounts shall be payable under this Agreement unless the Executive’s employment with the Company terminates following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment enforceable against the Company nor, except as provided in Section 4 below, enforceable against the Executive, and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

4. The Executive’s Covenants. The Executive agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement, if a Potential Change in Control occurs during the Term and the Executive is then in the employ of the Company, until the earliest of (a) the date which is six (6) months from the date of such Potential Change in Control, (b) the date of a Change in Control, (c) the date of termination by the Executive of the Executive’s employment for Good Reason or by reason of death, Disability or Retirement, or (d) the termination by the Company of the Executive’s employment for any reason; provided that Executive’s agreement to remain in the employ of the Company shall be subject to the condition that no adverse change occurs after the Potential Change in Control in his title, duties, responsibilities, authority, reporting relationships, work location, compensation, benefits or indemnification rights.

5. Certain Compensation Other Than Severance Payments.

5.1. If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive his full salary through the date of termination at the rate in effect immediately prior to the date of termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the date of termination under the terms of the Company’s compensation and benefit plans, programs and arrangements as in effect immediately prior to the date of termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

5.2. If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive his annual bonus for the fiscal year of the Company preceding the fiscal year of the Company in which the termination occurs, if unpaid at the time of the termination, the amount of such bonus to be determined by the Compensation Committee of the Board on a basis no less favorable to the Executive than its bonus determinations with respect to the Executive prior to the Change in Control, unless the Committee made no bonus determinations with respect to the Executive before the Change in Control, in which case on a basis no less favorable to the Executive than its bonus determinations with respect to other executives of comparable rank before the Change in Control. Such bonus shall be paid at such time provided in the bonus plan, or if no time is provided for in the bonus plan, then no later than the 15th day of the third month following the end of the calendar year in which the Executive’s right to the bonus is no longer subject to a substantial risk of forfeiture.

5.3. Subject to Section 6.1 hereof, if the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due. Any such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation and benefit plans, programs and arrangements as in effect immediately prior to the date of termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

6. Severance Payments.

6.1. Subject to Section 6.2 and Section 6.3 hereof, if the Executive has a Separation from Service following a Change in Control and during the Term either by the Company or by the Executive, other than (a) by the Company for Cause, (b) by reason of death or Disability, or (c) by the Executive without Good Reason (any such Separation from Service being hereafter sometimes referred to as a “Compensable Termination”), then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 (“Severance Payments”) and Section 6.4, in addition to any payments and benefits to which the Executive is entitled under Sections 5 and 6.3 hereof. Notwithstanding the foregoing, the Executive shall not be eligible to receive any payment or benefit provided for in this Section 6.1 or Section 6.4 unless the Executive shall have executed a release substantially in the form of Exhibit A hereto effective as of the date of the Compensable Termination or a date subsequent thereto and shall not have revoked said release. No later than the latest date for payment provided for in Section 6.2, the Executive must have properly executed the release and returned it to the Company, and such release must have become fully effective and irrevocable. If that condition is not met, the Executive shall not be entitled at any time to any payment or benefit provided for in this Section 6.1 or Section 6.4. The Severance Payments and benefits provided in Section 6.4 are in lieu of any severance benefits that would otherwise be payable or provided pursuant to any severance plan or practice of the Company other than those payments and benefits to which the Executive is entitled under Sections 5 and 6.3 hereof.

(i) The Company shall pay the Executive, at the time provided in Section 6.2 below, a lump sum cash payment equal to two (2) times the full amount of the Executive’s target bonus (as determined by the Company’s Officers’ Performance Compensation Plan, management incentive program or similar plan, as the case may be) for the fiscal year of the Company in which the Compensable Termination occurs.

(ii) The Company shall pay the Executive, at the time provided in Section 6.2 below, a lump sum cash payment equal to two (2) times the Executive’s annual base salary at the rate in effect immediately prior to the Compensable Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason (“Base Salary”).

(iii) The Company will pay the Executive for all earned but unused vacation leave at the time of the Compensable Termination.

(iv) Reimbursement of any unreimbursed business expenses incurred prior to the date of the Compensable Termination.

6.2. All payments to be made pursuant to subsections (i) through (iv) of Section 6.1 above shall be made within thirty (30) calendar days after the date on which a Compensable Termination occurs. It is the intention of the parties that the payments pursuant to subsection (i) through (iv) of Section 6.1 above meet the “short-term deferral” exception under Section 409A of the Code and the Treasury Regulations; and the parties shall interpret this Agreement accordingly.

6.3. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s benefits under this Agreement shall be either

(i) delivered in full, or

(ii) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: reduction of cash payments, cancellation of equity awards granted within the twelve (12) month period prior to a “change in control” (as determined under Code Section 280G) that are deemed to have been granted contingent upon the change in control (as determined under Code Section 280G), cancellation of accelerated vesting of equity awards, reduction of employee benefits.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

6.4. Executive shall be entitled, at the Company’s expense, to twenty four (24) months of such medical, dental, hospitalization, life insurance, pension plan, profit-sharing, disability, employee benefits and such other similar employment privileges and benefits or perquisites as are afforded generally from time to time to other senior officers of the Company from and after Executive’s termination of employment with the Company or a subsidiary of the Company.

7. Payments During Dispute. Any payments to which the Executive may be entitled under this Agreement, including, without limitation, under sections 5 and 6 hereof, shall be made forthwith on the applicable date(s) for payment specified in this Agreement. If for any reason the amount of any payment due to the Executive cannot be finally determined on that date, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than 10 days after such date. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.

8. No Mitigation. The Company agrees that, if the Executive’s employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or any other provision of this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced (a) by any compensation earned by the Executive as the result of employment by another employer, (b) by retirement benefits, (c) by offset against any amount claimed to be owed by the Executive to the Company, or (d) otherwise.

9. Successors; Binding Agreement.

9.1. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession during the Term shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change in Control and during the Term, except that, for purposes of implementing the foregoing, the date on which the Executive’s employment terminates (for any reason other than Cause) within 30 days before, or at any time during the Term and on or after, the date on which any such succession becomes effective during the Term shall be deemed the date of the Compensable Termination.

9.2. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to his most recent address shown on the books and records of the Company at the time notice is given and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Meridian Bioscience, Inc.

3471 River Hills Drive

Cincinnati, Ohio 45244

Attention: Chief Executive Officer

With a required copy (which shall not constitute notice) to:

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Attention: James M. Jansing and F. Mark Reuter

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement of the parties concerning the specific subject matter addressed by this Agreement and supersedes all prior agreements addressing the terms and conditions contained herein. Nothing in this Agreement is intended to amend or otherwise alter the change in control provisions or any other provisions of any (a) stock option or other compensation or incentive award that may heretofore have been or may hereafter be granted to the Executive, or (b) employee benefit or fringe benefit plan in which the Executive may heretofore have been or may hereafter be a participant. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio. All references to sections of the Code or the Exchange Act shall be deemed also to refer to any successor provisions to such sections and to IRS or SEC regulations and official guidance published thereunder. Any payments provided for hereunder shall be subject to any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14. Settlement of Disputes; Arbitration.

14.1. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied.

14.2. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the Cincinnati, Ohio metropolitan area in accordance with the employment dispute resolution rules of the American Arbitration Association then in effect. The arbitrator shall have the authority to require that the Company reimburse the Executive for the payment of all or any portion of the legal fees and expenses incurred by the Executive in connection with such dispute or controversy. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

(A) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(B) “Base Salary” shall have the meaning set forth in subsection (ii) of Section 6.1.

(C) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(D) “Board” shall mean the Board of Directors of the Company.

(E) “Cause” for termination by the Company of the Executive’s employment shall mean any of the following:

(i) the Executive’s conviction or misappropriation of money or other property or conviction of a felony, or a guilty plea or plea of nolo contendere by Executive with respect to a felony;

(ii) conduct by the Executive that is in competition with the Company, conduct by a Executive that breaches the Executive’s duty of loyalty to the Company or a Executive’s willful misconduct, any of which materially injures the Company;

(iii) a willful and material breach by the Executive of his or her obligations under any agreement entered into between the Executive and the Company that materially injures the Company; or

(iv) the Executive’s failure to substantially perform his or her duties with the Company (other than by reason of the Executive’s Disability). For Executives subject to Section 16 of the Exchange Act, the determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Company’s Compensation Committee in its sole discretion.

Any purported termination of employment by the Company for Cause which does not satisfy the applicable requirements of this Section 15(E) shall be conclusively deemed to be a termination of employment by the Company without Cause for purposes of this Agreement.

(F) A “Change in Control” shall mean the occurrence of any of the following events:

(i) the sale of all, or substantially all of the assets of the Company;

(ii) a merger, or recapitalization, or similar transaction which results in the shareholders of the Company immediately prior to such event owning less than sixty percent (60%) of the fair market value or the voting power of the surviving entity;

(iii) the date during any twelve (12) month period that a majority of the Board is replaced by directors whose appointment is not endorsed by a majority of the members of the Board before the date of appointment or election;

(iv) the acquisition, directly or indirectly, of the Beneficial Ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act) of fifty percent (50%) or more of the outstanding voting securities of the Company by any Person, entity or group. This definition shall not apply to the purchase of by underwriters in connection with a public offering of securities of the Company, or the purchase of shares of up to twenty five percent (25%) of any class of securities of the Company by a tax-qualified employee stock benefit plan; or

(v) the employment of a Chief Executive Officer other than the Company’s current Chief Executive Officer as of the date of this Agreement.

(G) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(H) “Company” shall mean Meridian Bioscience, Inc. and, except in determining under Section 15(v)(F) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(I) “Compensable Termination” shall have the meaning set forth in Section 6.1.

(J) “Disability” shall mean an Executive’s physical or mental incapacity resulting from personal injury, disease, illness or other condition which

(i) prevents him or her from performing his or her duties for the Company, as determined by the Company, and

(ii) results in his or her termination of employment or service with the Company

The Company may substitute a different definition for the term “Disability” in its discretion as it deems appropriate. If requested by the Company, and at its expense, the Executive shall submit to one or more examinations by one or more physicians selected by the Company in connection with the Company’s attempts to determine whether the Executive is Disabled.

(K) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(L) “Executive” shall mean the individual named in the first paragraph of this Agreement.

(M) “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent) after any Change in Control, of any one of the following acts by the Company, or failures by the Company to act:

(i) a material diminution in the Executive’s authority, duties or responsibilities;

(ii) a material diminution in the Executive’s annual base salary as in effect on the date of this Agreement or as the same may be increased from time to time;

(iii) the Company fails to pay or provide any amount or benefit that the Company is obligated to pay or provide under this Agreement or any other employment, compensation, benefit or reimbursement plan, agreement or arrangement of the Company to which the Executive is a party or in which the Executive participates;

(iv) the relocation of the Executive’s principal place of employment to a location which increases the Executive’s one-way commuting distance by more than 50 miles, or the Company’s requiring the Executive to travel on business other than to an extent substantially consistent with the Executive’s business travel obligations prior to the Change in Control;

(v) a significant adverse change occurs, whether of a quantitative or qualitative nature, in the indemnification protection provided to the Executive for acts and omissions arising out of Executive’s service on behalf of the Company or any other entity at the request of the Company; or

(vi) the Company fails to obtain the assumption of this Agreement pursuant to Section 9.1.

The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive must notify the Company of the existence of a condition described in (i) through (vii) above within ninety (90) days of the initial existence of the condition, and the Company may remedy the condition within thirty (30) days and not be required to pay any amount hereunder due to such condition.

(N) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(O) “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(P) “Retirement” shall be deemed the reason for the termination by the Executive of the Executive’s employment if such employment is terminated in accordance with the Company’s retirement policy, including early retirement, generally applicable to its salaried employees.

(Q) “Separation from Service” means termination of employment with the Company. However, the Executive shall not be deemed to have a Separation from Service if he continues to provide services to the Company in a capacity other than as an employee and if he is providing services at an annual rate that is fifty percent (50%) or more of the services he rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Company (or if employed by the Company less than three years, such lesser period) and the annual remuneration for his services is fifty percent (50%) or more of the annual remuneration earned during the final three (3) full calendar years of employment (of if less, such lesser period); provided, however, that a Separation from Service will be deemed to have occurred if his service with the Company is reduced to an annual rate that is less than Fifty percent (50%) of the services he rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Company (or if employed by the Company less than three (3) years, such lesser period) or the annual remuneration for his services is less than fifty percent (50%) of the annual remuneration earned during the three (3) full calendar years of employment with the Company (or if less, such lesser period).

(R) “Severance Payments” shall have the meaning set forth in Section 6.1 hereof.

(S) “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company.

(T) “Term” shall mean the period of time described in Section 2 hereof (including any extension or continuation described therein).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

MERIDIAN BIOSCIENCE, INC.

By:
Name: John A. Kraeutler
Title: CEO and President

EXHIBIT A

MERIDIAN BIOSCIENCE, INC.

RELEASE OF CLAIMS

This Release of Claims (“Agreement”) is made by and between MERIDIAN BIOSCIENCE, INC. (the “Company”), and                     (“Executive”).

WHEREAS, Executive has agreed to enter into a release of claims in favor of the Company upon certain events specified in the Severance Benefits Agreement by and between Company and Executive, as amended (the “Severance Agreement”) entered into pursuant to the Change in Control Agreement by and between the Company and Executive (the “Change in Control Agreement”).

NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

1. Termination. Executive’s employment from the Company terminated on [DATE].

2. Confidential Information. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the [Proprietary Information and Nondisclosure Agreement] between Executive and the Company (the “Confidentiality Agreement”), as well as the Severance Agreement. Executive shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

3. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive.

4. Release of Claims. Except as set forth in the last paragraph of this Section 4, Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

(a) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, and The Worker Adjustment and Retraining Notification Act;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Nothing in this Agreement waives Executive’s rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.

5. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. Any revocation should be in writing and delivered to [HR Contact Name] at the Company by close of business on the seventh day from the date that Executive signs this Agreement.

6. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

7. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.

8. No Cooperation. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

9. Cooperation with Company. Executive agrees to cooperate, at the request of the Company, in the defense and/or prosecution of any charges, claims, investigations (internal or external), administrative proceedings and/or lawsuits relating to matters occurring during or relating to Executive’s period of employment about which Executive may have relevant information. Executive shall further reasonably cooperate with regard to the transition of Executive’s job duties and business relationships. Executive agrees to respond to reasonable requests for information from the Company in a timely manner.

10. Non-Disparagement. Executive shall not engage, except as required by applicable law, in any conduct that involves the making or publishing of written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Company.

11. No Admission of Liability. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or to any third party.

12. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

13. Authority. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

14. No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

16. Entire Agreement. This Agreement, along with the Confidentiality Agreement, and Executive’s written equity compensation agreements with the Company, represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company.

17. No Oral Modification. This Agreement may only be amended in writing signed by Executive and a duly authorized officer of the Company (other than Executive).

18. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Ohio.

19. Effective Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by both Parties.

20. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have had the opportunity of being represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains;

(d) They are fully aware of the legal and binding effect of this Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MERIDIAN BIOSCIENCE, INC.

Dated: [MONTH], 20

By:

[Name], an individual

Dated: [MONTH], 20

By:

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